Exhibit 99.1
Northern Oil and Gas, Inc. Announces Business and Operations Update
HIGHLIGHTS
•Reaffirms mid-point of Q4 2020 production guidance and narrows range to 34,000 – 36,000 Boe per day
•Reiterates 2021 $40+ WTI base case outlook
•$178 million of debt reduction in 2020
•Retired $65 million, or 50%, of the Unsecured VEN Bakken Note on January 4, 2021
•$8.4 million of high return Ground Game acquisitions in Q4, including four Permian transactions
•20,609 average barrels of oil per day hedged for full year 2021 at an average price of $55.09 per barrel
•8,000 average barrels of oil per day hedged for Q1 2022 at an average price of $50.81 per barrel
•4,798 average barrels of oil per day hedged for full year 2022 at an average price of $50.17 per barrel
MINNEAPOLIS--(BUSINESS WIRE)-- Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) today announced a business and operations update.
OPERATIONS UPDATE
Northern has seen steady and continued improvement in operations throughout the fourth quarter of 2020. Operators have continued to return shut-in and curtailed production to sales at a steady rate. Northern has also seen increased development and completion activity due in part to improved pricing. Northern’s wells in process inventory remains at or near all-time highs, with 28.1 net wells as of December 31, 2020. Given improved pricing and activity levels in November and December, Northern is narrowing its Q4 2020 production guidance from 30,000 – 40,000 Boe per day to 34,000 – 36,000 Boe per day. Additionally, with higher propane and natural gas prices, Northern expects steady improvements to its natural gas realizations, as higher prices absorb fixed gathering and processing fees.
GROUND GAME UPDATE
Northern has seen an increased backlog of acquisition opportunities, from individual wellbores to large asset packages. As of January 2021, Northern’s backlog of acquisition opportunities exceeds $1 billion in potential deal value. Northern retains its strict hurdle rates and any potential transactions must meet its high standards regarding asset quality and total returns. Northern executed on $8.4 million in acquisitions in the fourth quarter, inclusive of $1.8 million in equity-based consideration which was previously disclosed. This resulted in the acquisition of 1.0 net producing well, 3.6 net wells in process, 655 net acres, and 373 net royalty acres (standardized to a 1/8 royalty interest). Across the 11 transactions, four targeted the Permian Basin and accounted for 1.1 net wells in process, 219 net acres and 0.6 net undrilled locations. The table below summarizes Northern’s expectations for these acquisitions as a whole:

2020 Q4 Ground Game Acquisitions	Q4 2020	2021	2022	2023
Net Wells Turned-in-Line	1.5	3.0	0.2	0.5
Forecasted Production (Boe/d)	427	1,641	1,179	865
Cash Flow From Operations (millions)	$1.1	$17.0	$11.3	$8.1
Development Capital Expenditures (millions)	$10.0	$16.8	$1.8	$2.4
Acquisition Cost (millions)	$8.4	$0.0	$0.0	$0.0
Expected ROCE	3%	32%	24%	18%

BALANCE SHEET UPDATE
Northern reduced its total debt outstanding in 2020 by approximately $178 million, including the retirement of $130.0 million of its Senior Secured Notes. The balance on Northern’s Revolving Credit Facility as of December 31, 2020 was $532 million, down $39 million from the third quarter of 2020. Northern exited 2020 with approximately $130 million of liquidity. On January 4, 2021, Northern retired $65 million, or 50%, of its Unsecured VEN Bakken Note with available liquidity and cash on hand. With additional significant free cash flow expected in 2021, Northern anticipates a steady reduction in debt balances and increased liquidity over time.
MANAGEMENT COMMENTS
“Our team quietly executed throughout even the most challenging periods of 2020, adding high quality inventory and development with strong upfront returns and convexity to better pricing, one small deal at a time. Our work should pay off in 2021, as the positive trajectory throughout Q4 was encouraging and provides strong momentum. We expect even greater free cash flow, growing volumes and stellar capital productivity on the horizon,” commented Nick O’Grady, Chief Executive Officer of Northern.
“With the ‘Shale 3.0’ model taking hold for operators, we are seeing enormous opportunities to step into projects as non-operated capital availability remains scarce. These Ground Game opportunities continue to have full-cycle returns well north of our already strong return on capital employed metrics,” commented Adam Dirlam, Chief Operating Officer of Northern.
PRELIMINARY INFORMATION
The preliminary unaudited financial and operating information and estimates included in this press release, including with respect to production, debt levels and other matters, is based on estimates and subject to completion of Northern’s financial closing procedures and audit processes. Such information has been prepared by management solely on the basis of currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and Northern’s actual results may differ materially from these estimates because of final adjustments, the completion of Northern’s financial closing procedures, and other developments after the date of this release.
ABOUT NORTHERN OIL AND GAS
Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the Williston and Permian Basins.
More information about Northern Oil and Gas, Inc. can be found at www.Northernoil.com.
SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.
Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
Mike Kelly, CFA
EVP, Finance
(952) 476-9800
ir@northernoil.com
Source: Northern Oil and Gas, Inc.